Exhibit 10.3

Form of Restricted Stock Agreement

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Restricted Stock Agreement

2013 Stock Incentive Plan

This Restricted Stock Agreement (this “Agreement”) is made as of the Agreement Date between Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), and the Recipient.

NOTICE OF GRANT

I. Agreement Date

Date:

II. Recipient Information

Recipient:
Recipient Address:

III. Grant Information

Number of Shares of Restricted Stock:

IV. Vesting Table

Vesting Date	Shares of Restricted Stock that Vest
First anniversary of the Grant Date	25%
Annually for three years following first anniversary of Vesting Commencement Date	25%

This Agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions

Exhibit B – Definitions

Exhibit C – 2013 Stock Incentive Plan

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.	RECIPIENT

Name: Title:	Name:

Form of Restricted Stock Agreement

Restricted Stock Agreement

2013 Stock Incentive Plan

EXHIBIT A

GENERAL TERMS AND CONDITIONS

The terms and conditions of the award of shares of restricted common stock, $0.0001 par value per share, of the Company (the “Restricted Shares”) made to the Recipient, as set forth on the cover page of this Agreement, and subject to the terms and conditions set forth in the 2013 Stock Incentive Plan (the “Plan”) are as follows:

1. Issuance of Restricted Shares.

(a) The Restricted Shares are issued to the Recipient, effective as of the Agreement Date (as set forth on the Notice of Grant), in consideration of employment services rendered and to be rendered by the Recipient to the Company.

(b) The Restricted Shares will initially be issued by the Company in book entry form only, in the name of the Recipient. Following the vesting of any Restricted Shares pursuant to Section 2 below, the Company shall, if requested by the Recipient, issue and deliver to the Recipient a certificate representing the vested Restricted Shares. The Recipient agrees that the Restricted Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement

2. Vesting Schedule. The Restricted Shares shall vest in accordance with Vesting Table set forth in the Notice of Grant (the “Vesting Table”). Any fractional number of Restricted Shares resulting from the application of the percentages in the Vesting Table shall be rounded down to the nearest whole number of Restricted Shares.

Notwithstanding the foregoing, if, within the one-year period following a Change in Control Event, the Recipient’s employment is terminated by the Company without Cause, then all remaining unvested Restricted Shares shall become fully vested and free from all forfeiture restrictions as of the date of such termination. “Change In Control Event” and “Cause” are defined in Exhibit B.

3. Forfeiture of Unvested Restricted Shares Upon Employment Termination.

In the event that the Recipient ceases to be employed by the Company or such other entity the service providers of which are eligible to receive an award under the Plan (each such entity, a “Participating Entity”) for any reason or no reason, with or without cause, all of the Restricted Shares that are unvested as of the time of such employment termination shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Recipient, effective as of such termination of employment. The Recipient shall have no further rights with respect to any Restricted Shares that are so forfeited. If the Recipient is employed by a Participating Entity, any references in this Agreement to employment with the Company shall instead be deemed to refer to employment with such Participating Entity.

4. Restrictions on Transfer. The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber, by operation of law or otherwise (collectively “transfer”) any Restricted Shares, or any interest therein, until such Restricted Shares have vested, except that the Recipient may transfer such Restricted Shares to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Recipient and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Restricted Shares to such proposed transferee, provided that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to the transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. The Company shall not be required to (i) transfer on its books any of the Restricted Shares which have been transferred in violation of any of the provisions of this Agreement or (ii) treat as owner of such Restricted Shares or to pay dividends to any transferee to whom such Restricted Shares have been transferred in violation of any of the provisions of this Agreement.

5. Restrictive Legends.

The book entry account reflecting the issuance of the Restricted Shares in the name of the Recipient shall bear a legend or other notation upon substantially the following terms:

“These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

6. Rights as a Shareholder.

Except as otherwise provided in this Agreement, for so long as the Recipient is the registered owner of the Restricted Shares, the Recipient shall have all rights as a shareholder with respect to the Restricted Shares, whether vested or unvested, including, without limitation, rights to vote the Restricted Shares and act in respect of the Restricted Shares at any meeting of shareholders; provided that the payment of dividends on unvested Restricted Shares shall be deferred until such time as the shares vest.

7. Tax Matters.

(a) Acknowledgments; Section 83(b) Election. The Recipient acknowledges that he or she is responsible for obtaining the advice of the Recipient’s own tax advisors with respect to the acquisition of the Restricted Shares and the Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Shares. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Shares. The Recipient understands that it may be beneficial in many circumstances to elect to be taxed at the time the Restricted Shares are granted by the Company rather than when and as the Restricted Shares vest by filing an election under Section 83(b) of the Internal Revenue Code of 1986 (the “Code”) with the Internal Revenue Service within 30 days from the date of grant by the Company. In the event the Recipient chooses to make an election under Section 83(b) of the Code, the Recipient shall deliver a copy of such election to the Company within 2 days of filing the election with the Internal Revenue Service.

THE RECIPIENT ACKNOWLEDGES THAT IT IS SOLELY THE RECIPIENT’S RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE RECIPIENT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE RECIPIENT’S BEHALF.

(b) Withholding. The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient the amount of any withholding taxes required to be withheld with respect to the actions contemplated by this Agreement in any manner permitted by the Plan. In the event the Recipient makes an election under Section 83(b) of the Code, the Recipient shall satisfy any tax withholding obligations that may apply as a result of making such election by making a cash payment to the Company in the amount of the Company’s withholding obligation in connection with the making of such election no later than the date specified in Section 7(a) for delivering a copy of the election to the Company. In the event the Recipient does not make an election under Section 83(b) of the Code, then the following automatic sale provisions shall apply:

(i) Upon any vesting of any Restricted Shares, the Company shall sell, or arrange for the sale of, such number of the shares no longer subject to forfeiture under Section 3 as a result of such vesting as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Recipient upon the lapse of the forfeiture provisions (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations.

(ii) The Recipient hereby appoints the Chief Legal Officer and the Secretary of the Company, and each of them acting singly, his or her attorney in fact, to sell the Recipient’s shares in accordance with this Section 7. The Recipient agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares pursuant to this Section 7.

(iii) The Recipient represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock. The Recipient and the Company have structured this Agreement to constitute a “binding contract” relating to the sale of Common Stock pursuant to this Section 7, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

8. Agreement in Connection with Initial Public Offering. The Recipient agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company convertible into or exercisable or exchangeable for shares of Common Stock or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

9. Miscellaneous.

(a) Authority of Board. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Company’s Board of Directors (the “Board”) or any one or more of the committees or subcommittees of the Board to which the Board delegates its powers in accordance with the terms of the Plan shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Board or any one or more of its committees or subcommittees to which its powers have been delegated with respect to this Agreement shall be made in its discretion and shall be final and binding on the Recipient.

(b) No Right to Continued Employment. The Recipient acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Shares is contingent upon his or her continued employment by the Company, this Agreement does not constitute an express or implied promise of continued employment or confer upon the Recipient any rights with respect to continued employment by the Company.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without regard to any applicable conflicts of law provisions.

(d) Recipient’s Acknowledgments. The Recipient acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.

EXHIBIT B

DEFINITIONS

“Change in Control Event” shall mean the occurrence of one or more of the following events:

1. the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company) or (II) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (3) of this definition; or

2. a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

3. the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

4. the liquidation or dissolution of the Company.

“Cause” shall mean: (1) if the Recipient is party to an employment, service or severance agreement with the Company that contains a definition of “cause” for termination of employment or service, the meaning ascribed to such term in such agreement or (2) otherwise, any of (w) Recipient’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (x) Recipient’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (y) unauthorized use or disclosure by Recipient of any proprietary information or trade secrets of the Company or any other party to whom the Recipient owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (z) Recipient’s willful breach of any of his or her obligations under any written agreement or covenant with the Company (including, without limitation, breach by the Recipient of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Recipient and the Company), as determined by the Company, which determination shall be conclusive. The Recipient’s employment shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Recipient’s resignation, that termination for Cause was warranted.

EXHIBIT C

2013 STOCK INCENTIVE PLAN